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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 FORM 8-K/A-1

                                CURRENT REPORT
                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


                              September 11, 2000


                                DIRECTCOM, INC.
            (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)



      02-22475                                            22-2942013
(Commission File No.)                        (IRS Employer Identification No.)


                                20 Maple Avenue
                            Armonk, New York 10504
                    (Address of principal executive office)
                                  (zip code)

                                (914) 273-8620
             (Registrant's telephone number, including area code)
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     The first paragraph of Item 2 of Form 8-K filed on July 17, 2000 is hereby revised to indicate additional purchase price consideration:

Item 2.  Disposition of Assets.

         (a) Effective as of June 30, 2000, Registrant sold two hundred thirty two and one-third (232 and 1/3) shares of Common Stock (the "Shares") of its subsidiary Color Graphics, Inc. ("Color Graphics") to its affiliate, North American Communications, Inc. ("NAC") for the aggregate purchase price of $3,147,588 (the "Color Graphics Purchase Price"). $800,000 of the Color Graphics Purchase Price was in cash (the "Cash Consideration") and $2,347,588 of the Color Graphics Purchase Price was in the form of NAC's assumption of debt owed by Registrant to Color Graphics. The Cash Consideration is payable pursuant to the following schedule: $200,000 was paid at the closing of the transaction, and the remainder of the Cash Consideration will be paid in three annual installments of $200,000 (plus simple interest at the rate of 8% per annum). The Shares were all the shares of capital stock of Color Graphics that Registrant owned and the Shares represented 82% of the outstanding capital stock of Color Graphics.

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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIRECTCOM, INC.

By: /s/ Nicholas Robinson
    ----------------------------------
    Nicholas Robinson, President, Chief Executive Officer and
    Chairman of the Board

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